EXHIBIT 10.1

                SECOND AMENDMENT TO LOAN AGREEMENT
                       AND THIRD AMENDMENT
          TO COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT


     THIS SECOND AMENDMENT TO LOAN AGREEMENT, AND THIRD AMENDMENT TO COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT (the "Amendment") is made effective the 28th day of August, 1996, by and between ELCOTEL, INC., a Delaware corporation ("Borrower"), and NATIONSBANK, N.A. (SOUTH), a National Banking Association, as successor in interest to NATIONSBANK OF FLORIDA, N.A. ("Lender").


                            RECITALS:


     WHEREAS, Borrower being indebted to Lender, executed and delivered to Lender a certain promissory note dated January 20, 1994, in the original principal amount of $1,000,000.00, which note is secured by accounts receivable, notes receivable and inventory, as evidenced by, among other loan documents, a Collateral Assignment dated January 20, 1994, and a Security Agreement dated January 20, 1994; and

     WHEREAS, in connection with an additional $1,000,000.00 line of credit loan Borrower executed a $1,000,000.00 promissory note and a $2,000,000.00 Consolidation Promissory Note, both dated August 31, 1994, as renewed by Renewal Promissory Note dated August 31, 1995, and executed a Loan Agreement and an Amendment to Collateral Assignment and Security Agreement both dated August 31, 1994 as amended by a First Amendment to Loan Agreement and Second Amendment to Collateral Assignment and Security Agreement dated August 31, 1995; and

     WHEREAS, Borrower has requested Lender to renew the line of credit loan in the amount of $2,000,000.00; and

     WHEREAS, Borrower and Lender desire to amend the terms of the Loan Agreement, Collateral Assignment and the Security
Agreement, as previously amended, to reflect the renewal of the Line of Credit Loan.

     NOW THEREFORE, in consideration of the premises and of the agreements herein contained and the agreement by Lender to make the Loan, the parties hereto agree as follows:

     1. The above recitals are true and correct and are incorporated herein by this reference.

     2. The Note as defined in the Collateral Assignment shall be deemed to include the Renewal Promissory Note in the amount of $2,000,000.00 of even date herewith. Lender represents to the best of its knowledge there is not currently a reserve requirement imposed by the Federal Reserve System for establishing Lender's Floating Libor Rate, as defined in such notes, or any other additional costs as defined in Article 2(b) in each of the above referenced notes.

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     3.   The obligations secured by the Loan Agreement,
Collateral Assignment and Security Agreement shall include all debts, obligations, liabilities and agreements of Borrower to Lender, now or hereafter existing, including but not limited to the indebtedness evidenced by the $2,000,000.00 Renewal Promissory Note of even date, and all renewals, extensions or modifications thereof.

     4. Paragraph 3 of the Addendum to Security Agreement and paragraph 2.D. of the Loan Agreement are hereby modified to delete all references to Eligible Note Portfolio from the formula for determining the borrowing base. Borrower shall no longer be entitled to request funds based upon Eligible Note Portfolio.

     5.   The definition of Debt Service Coverage Ratio in
Paragraph 1.F., is hereby replaced in its entirety with the following:

          "Debt Service Coverage Ratio.  Debt Service
          Coverage Ratio means Borrower's Net Income ("NI")
          + Depreciation ("D") + Amortization ("AMORT") less
          Dividends ("DIV"), all divided by Current
          Maturities of Long Term Debt ("CMLTD") and Current
          Maturities of Capital Leases ("CMCL") (i.e.
          (NI + D + AMORT - DIV
          ---------------------
             CMLTD + CMCL)".

     6. Paragraph 4.A.ii. is amended to provide Borrower shall maintain a Debt Service Coverage Ratio of not less than 1.3:1.0 for the fiscal quarter end June 30, 1996, a Debt Service Coverage Ratio of not less than 1.5:1.0 for the fiscal quarter end September 30, 1996, a Debt Service Coverage Ratio of not less than 2.0:1.0 for fiscal quarter end December 31, 1996, and thereafter Borrower shall maintain a Debt Service Coverage Ratio of not less than 2.0:1.0 measured on a rolling four (4) quarter basis from the annual and quarterly financial statements, commencing March 31, 1997. Prior to March 31, 1997, the Debt Service Coverage Ratio shall be measured based upon only the fiscal quarter end and not on a rolling four (4) quarter basis.

     7. All references to Loan Agreement in the Security Agreement and Collateral Assignment shall mean the Loan Agreement dated August 31, 1994, as amended by Amendment to Loan Agreement dated August 3, 1995, and by Second Amendment to Loan Agreement dated of even date herewith by and between Borrower and Lender.

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     8.   Except as modified herein, all other terms and
conditions of the Loan Agreement, Collateral Assignment and the Security Agreement, all as previously amended, shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, and shall be conclusively deemed to have executed such on the day and year first written above.

NATIONSBANK, N.A., (SOUTH)      ELCOTEL, INC., a Delaware
a National Banking Association corporation as successor in interest to
NATIONSBANK OF FLORIDA, N.A.



By:/s/ Michael C. Carr              By:/s/ Ronald M. Tobin
   ---------------------------         ----------------------------
   Michael C. Carr                     Ronald M. Tobin
   Vice President                      Vice President and Chief
                                       Financial Officer

Address:  1605 Main Street          Address:  6428 Parkland Drive
          Sarasota, FL  34236                 Sarasota, FL  34243

      (CORPORATE SEAL)                      (CORPORATE SEAL)


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